SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

   Date of Report (Date of earliest event reported):      March 6, 1996



                              HARLEY-DAVIDSON, INC.
             (Exact name of registrant as specified in its charter)

           Wisconsin                 1-9183              39-138235
        (State or other         (Commission File       (IRS Employer
        jurisdiction of             Number)         Identification No.)
         incorporation)

    3700 W. Juneau Avenue, Milwaukee, Wisconsin            53208
    (Address of principal executive offices)            (Zip Code)


   Registrant's telephone number, including area code          (414) 342-4680

   Item 2.   Acquisition or Disposition of Assets.

             On March 6, 1996, Harley-Davidson, Inc. (the "Company") completed the sale of substantially all of the assets of its Holiday Rambler Recreational Vehicle Division (the "RV Division") to
   Monaco Coach Corporation ("Monaco"). Monaco acquired the RV Division's manufacturing operations located in Wakarusa, Indiana and 10 of its 14 Holiday World Recreational Vehicle Dealerships. Total consideration consisted of approximately $22 million in cash, $3.0 million in preferred stock of Monaco, a $12.0 million note from a Monaco subsidiary guaranteed by Monaco and assumption by Monaco of certain liabilities of the acquired operations in the approximate amount of $47 million. The amount of such consideration was determined as a result of arm's length negotiations between the parties and is subject to adjustment based on the final statement of assets purchased and liabilities assumed, pursuant to the purchase agreements. Additional proceeds are anticipated when the Company disposes of the remaining four Holiday World dealerships. There is no material relationship between Monaco and the Company or any of its affiliates, directors or officers or any of their associates. The RV Division employed approximately 1,450 people in connection with the operations that Monaco acquired.

             The foregoing summary description of the terms of the transaction is qualified in its entirety by reference to the definitive agreements relating to the transaction, attached as exhibits hereto, which exhibits are incorporated by reference herein.

   Item 7.   Financial Statements and Exhibits.

             (b)  Pro forma financial information.

                  1.   Pro Forma Consolidated Balance Sheet as of December 31,
                       1995

             (c)  Exhibits.

                  2.1 Asset Purchase Agreement, dated as of March 4, 1996, among Harley-Davidson, Inc., Holiday Holding Corp., Holiday World, Inc. (California), Holiday World, Inc. (Texas), Holiday World, Inc. (Florida), Holiday World, Inc. (Oregon), Holiday World, Inc. (Indiana), Holiday World, Inc. (Washington), Holiday World, Inc. (New Mexico), Monaco Coach Corporation, and MCC Acquisition Corporation.

                  2.2 Asset Purchase Agreement, dated as of January 21, 1996, among Harley-Davidson, Inc., Holiday Rambler LLC, State Road Properties L.P., and Monaco Coach Corporation.

                  2.3 Amendment No. 1 dated as of March 4, 1996 to Asset Purchase Agreement, dated as of January 21, 1996 among Harley-Davidson, Inc., Holiday Rambler LLC, State Road Properties L.P., and Monaco Coach Corporation.

                  2.4 Subordinated Promissory Note, dated March 4, 1996 between MCC Acquisition corporation and Holiday Holding Corp.


                              HARLEY-DAVIDSON, INC.
              UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                              BASIS OF PRESENTATION


   The pro forma consolidated balance sheet has been prepared assuming the disposition of the Holiday Rambler Recreational Vehicle Division including 10 of its 14 Holiday World Recreational Vehicle Dealerships (collectively, the RV Division) took place as of December 31, 1995. The historical consolidated statement of operations for the year ended December 31, 1995 reflects income from continuing operations excluding the operating results of the RV Division, which are included as part of discontinued operations. The Company's debt structure and interest expense for the year ended December 31, 1995 would not have been significantly impacted had the disposition taken place at the beginning of 1995. The interest income related to the note received in the transaction would not have been significant; therefore, it was not deemed necessary to include a pro forma statement of operations for the year ended December 31, 1995.

   The unaudited pro forma consolidated balance sheet and notes thereto should be read in conjunction with the consolidated financial statements and notes thereto of the Company, incorporated by reference from the Company's Annual Report on Form 10-K for the audited fiscal year ended December 31, 1995 to be filed with the Commission by March 29, 1996.

   The unaudited pro forma information is not necessarily indicative of the consolidated results of operations or consolidated financial position that would have resulted had the RV Division disposition occurred as described above, nor is it necessarily indicative of the results of operations of future periods or future consolidated financial position.


                              HARLEY-DAVIDSON, INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                December 31, 1995
                            (Unaudited, in thousands)

                                     Originally     Pro Forma
   ASSETS                              Reported   Adjustments  Pro Forma
   Current assets:
     Cash and cash equivalents      $    31,462  $ 22,350 (A)$    53,812
     Accounts receivable, net           134,210                  134,210
     Other current assets               115,018                  115,018
     Net assets from
      discontinued operations            56,548   (10,050)(A)     46,498
                                      ---------   -------      ---------
       Total current assets             337,238    12,300        349,538
   Finance receivables, net             213,444                  213,444
   Investment in Monaco Coach
    preferred stock                           -     3,000 (A)      3,000
   Notes receivable                           -    12,000 (A)     12,000
   Property, plant, and
    equipment, net                      284,775                  284,775
   Other assets                         110,205                  110,205
   Net assets from
    discontinued operations              55,008   (27,300)(A)     27,708
                                      ---------  --------      ---------
     Total assets                    $1,000,670  $      0     $1,000,670
                                      =========   =======      =========

   LIABILITIES AND STOCKHOLDERS'
    EQUITY
   Current liabilities:
     Notes payable                 $      2,327              $     2,327
     Accounts payable                   102,563                  102,563
     Accrued expenses and other         127,956                  127,956
     Current maturities of
      long-term debt                        364
                                                                     364
                                      ---------                ---------
       Total current liabilities        233,210                  233,210
   Finance debt                         164,330                  164,330
   Long-term liabilities                 44,991                   44,991
   Postretirement health
    care benefits                        63,570                   63,570

   Commitments and contingencies

   Total stockholders' equity          494,569                   494,569
                                     ---------   --------     ----------
                                    $1,000,670  $       0     $1,000,670
                                     =========   ========      =========

                             See accompanying notes.


                              HARLEY-DAVIDSON, INC.
                          NOTES TO UNAUDITED PRO FORMA
                        CONSOLIDATED FINANCIAL STATEMENTS


   Note A. Pursuant to an Asset Purchase Agreement dated as of March 4, 1996, an Asset Purchase Agreement dated as of January 21, 1996 and Amendment No. 1 dated as of March 4, 1996 to Asset Purchase Agreement dated as of January 21, 1996 (collectively, the Agreement), the Company completed the sale of its RV Division. Pursuant to the Agreement, the Company received approximately $22 million in cash, $3 million of preferred stock of Monaco and a $12 million subordinated promissory note.

   The pro forma adjustments to cash and cash equivalents, notes receivable and investment in Monaco preferred stock reflect the terms of the sale pursuant to the Agreement.

   The pro forma adjustments reflect the sale of certain assets or adjustment to certain liabilities related to the Company's RV Division pursuant to the Agreement.

   Note B. No adjustment to the results of operations is necessary because the entire Transportation Vehicles segment, of which the RV Division is a part, was treated as discontinued operations in the Company's audited financial statements at December 31, 1995. The interest income related to the note received in the transaction would not have been significant. The determination of amount of gain or loss is subject to adjustment based on the final closing statement of assets purchased and liabilities assumed, pursuant to the Agreement. The Company does not anticipate a loss on the overall disposition of the Transportation Vehicles segment.

                                   SIGNATURES


             Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 HARLEY-DAVIDSON, INC.



                                 By:  /s/ James L. Ziemer
                                      James L. Ziemer
                                      Vice President and Chief Financial
                                      Officer



                                 Date:     March 21, 1996

                                  Exhibit Index



       Number          Description


         2.1 Asset Purchase Agreement, dated as of March 4, 1996, among Harley-Davidson, Inc., Holiday Holding Corp., Holiday World, Inc. (California), Holiday World, Inc. (Texas), Holiday World, Inc. (Florida), Holiday World, Inc. (Oregon), Holiday World, Inc. (Indiana), Holiday World, Inc. (Washington), Holiday World, Inc. (New Mexico), Monaco Coach Corporation, and MCC Acquisition Corporation.

         2.2 Asset Purchase Agreement, dated as of January 21, 1996, among Harley-Davidson, Inc., Holiday Rambler LLC, State Road Properties L.P., and Monaco Coach Corporation.

         2.3 Amendment No. 1 dated as of March 4, 1996 to Asset Purchase Agreement, dated as of January 21, 1996 among Harley-Davidson, Inc., Holiday Rambler LLC, State Road Properties L.P., and Monaco Coach Corporation.

         2.4 Subordinated Promissory Note, dated March 4, 1996 between MCC Acquisition corporation and Holiday Holding Corp.